UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2018 (February 21, 2018)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719

(Address of principal executive offices)

(732) 449-7717

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 21, 2018, the Registrant received the net proceeds of a Securities Purchase Agreement and a related convertible promissory note, dated February 15, 2018 in the face amount of Forty Four Thousand ($44,000.00) Dollars and no cents issued to GS Capital Partners, LLC, (the “Holder”). The Registrant also issued a back-end collateralized, convertible promissory note, in the face amount of Forty Four Thousand ($44,000.00) Dollars and no cents issued to GS Capital Partners, LLC, which is not expected to be funded prior to the six month anniversary of the funding of the first convertible note. The back end note may be cancelled by the Registrant prior to being funded. The Promissory Notes mature in February 2019 and provides for interest at the rate of eight (8%) percent per annum. The Notes may be converted into unregistered shares of the Registrant’s common stock, par value $0.0001 per share, at the Conversion Price, as defined, in whole, or in part, at any time beginning 180 days after the date of the Notes, at the option of the Holder. All outstanding principal and unpaid accrued interest is due at maturity, if not converted prior thereto. The Registrant is responsible for expenses amounting to $4,000 in connection with each of the two notes.

The Conversion Price shall be equal to 65% multiplied by the Market Price, as defined. The Market Price shall be equal to the average if the three lowest trading prices of the Registrant’s common stock on the OTC Pink Sheets during the twelve (12) trading-day period ending one trading day prior to the date of conversion by the Holder. The number of shares of common stock to be issued upon conversion shall be equal to the aggregate amount of principal, interest and penalties, if any divided by the Conversion Price. The Holder anticipates that upon any conversion, the shares of stock it receives from the Registrant will be tradable by relying on an exemption under Rule 144 of the U.S. Securities and Exchange Commission.

These note may be prepaid with a prepayment penalty equal to 15% during the first 60 days, 20% during the next 90 days and 30% during the next 30 days the note is outstanding. The Company has reserved 14,636,000 shares of its unissued common stock for potential conversion of the convertible notes.

The convertible promissory note was privately offered and sold to the Holder in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws which the Registrant believes are available to cover this transaction based on representations, warranties, agreements, acknowledgements and understandings provided to the Registrant by the Holder.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

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(c) Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note issued to GS Capital Partners, LLC, dated February 15, 2018.
10.2	Back-end, Collateralized, Convertible Promissory Note issued to GS Capital Partners, LLC, dated February 15, 2018.
10.3	Securities Purchase Agreement between the Registrant and GS Capital Partners, LLC, dated February 15, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

	By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: February 27, 2018

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